As filed with the United States Securities and Exchange Commission on June 13, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 850
Chicago, Illinois 60654
(312) 642-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric D. Belcher

Chief Executive Officer

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, Illinois 60654

(312) 642-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Gavin, Esq.
Matthew F. Bergmann, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee

Common Stock, $0.0001 par value per share	6,861,482	$7.71	$52,902,026	$6,813.78

(1)	The shares of common stock being registered will be issued to the selling stockholders named herein pursuant to (i) that certain Stock Purchase Agreement, dated as of March 6, 2013, by and among InnerWorkings, Inc., Darin Rasmussen, John Riley, Mark Bense and Michael Mikyska and (ii) that certain Share Purchase Agreement, dated as of May 9, 2013, by and among InnerWorkings, Inc., a Delaware corporation, InnerWorkings Europe Limited, a company incorporated under the laws of England and Wales, and Simon Guy Bell.

(2)	With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of InnerWorkings, Inc.’s common stock on June 9, 2014 on the NASDAQ Global Select Market, which was $7.71.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2014

PROSPECTUS

6,861,482 Shares

Common Stock

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with two recent acquisitions (the “Acquisitions”). Pursuant to that certain Stock Purchase Agreement, dated as of March 6, 2013 (the “DBS Purchase Agreement”), by and among InnerWorkings, Inc. and Darin Rasmussen, John Riley, Mark Bense and Michael Mikyska (the “DBS selling stockholders”), we purchased all of the outstanding shares of DB Studios, Inc., a California corporation (“DBS”), in exchange for cash and shares of our common stock. The DBS selling stockholders are the recipients of common stock previously issued, or to be issued, by us in connection with the DBS Purchase Agreement. Pursuant to that certain Share Purchase Agreement, dated May 9, 2013 (the “PPS Purchase Agreement”), by and among InnerWorkings, Inc., a Delaware corporation, InnerWorkings Europe Limited, a company incorporated under the laws of England and Wales, and Simon Guy Bell (the “PPS selling stockholder”), we purchased all of the outstanding shares of Professional Packaging Services (Holdings) Limited, a company incorporated under the laws of England and Wales (“PPS”), in exchange for cash and shares of our common stock. The PPS selling stockholder is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the PPS Purchase Agreement.

We refer to the DBS selling stockholders and the PPS selling stockholder herein collectively as the “selling stockholders.” This prospectus registers up to 6,861,482 shares of common stock on behalf of the selling stockholders, consisting of (i) 240,935 shares of common stock previously issued to the selling stockholders and (ii) up to 6,620,547 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by DBS and PPS during certain measurement periods described herein.

The selling stockholders identified in this prospectus, or their pledges, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “INWK.”  On June 12, 2014, the closing sale price of our common stock on the NASDAQ Global Select Market was $7.18 per share.  You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

_________________________

Investing in our common stock involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”  In this prospectus, references to the “Company,” “InnerWorkings,” “registrant,” “we,” “us,” and “our” refer to InnerWorkings, Inc.  The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

InnerWorkings, Inc.

We are a leading global marketing supply chain company that provides global print management and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, we procure, manage and deliver printed materials and promotional products as part of a comprehensive outsourced enterprise solution. Our technology and database of information is designed to capitalize on excess manufacturing capacity and other inefficiencies in the traditional marketing and print supply chain to obtain favorable pricing and to deliver high-quality products and services for our clients.

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with two recent acquisitions (the “Acquisitions”). Pursuant to that certain Stock Purchase Agreement, dated as of March 6, 2013 (the “DBS Purchase Agreement”), by and among InnerWorkings, Inc. and Darin Rasmussen, John Riley, Mark Bense and Michael Mikyska (the “DBS selling stockholders”), we purchased all of the outstanding shares of DB Studios, Inc., a California corporation (“DBS”), in exchange for cash and shares of our common stock. The DBS selling stockholders are the recipients of common stock previously issued, or to be issued, by us in connection with the DBS Purchase Agreement. Pursuant to that certain Share Purchase Agreement, dated May 9, 2013 (the “PPS Purchase Agreement”), by and among InnerWorkings, Inc., a Delaware corporation, InnerWorkings Europe Limited, a company incorporated under the laws of England and Wales, and Simon Guy Bell (the “PPS selling stockholder”), we purchased all of the outstanding shares of Professional Packaging Services (Holdings) Limited, a company incorporated under the laws of England and Wales (“PPS”), in exchange for cash and shares of our common stock. The PPS selling stockholder is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the PPS Purchase Agreement. We refer to the DBS Purchase Agreement and the PPS Purchase Agreement herein collectively as the “Purchase Agreements.”

We refer to the DBS selling stockholders and the PPS selling stockholder herein collectively as the “selling stockholders.” This prospectus registers up to 6,861,482 shares of common stock on behalf of the selling stockholders, consisting of (i) 240,935 shares of common stock previously issued to the selling stockholders and (ii) up to 6,620,547 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by DBS and PPS during certain measurement periods described herein.

The aggregate purchase price payable to the selling stockholders pursuant to the Purchase Agreements is an amount equal to up to $62,122,603 (with respect to the PPS purchase price, based on the exchange rate report published by Reuters as of June 9, 2014) (the “Aggregate Consideration”). The Aggregate Consideration is comprised of the following:

•	With respect to the DBS Purchase Agreement, $7,000,000 in cash paid on March 6, 2013 and up to $45,000,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between March 1, 2013 and February 28, 2017 (the “DBS Aggregate Earn-Out”). On June 9, 2014, 94,937 shares of our common stock were issued to the DBS selling stockholders, as the applicable financial milestone was partially achieved by DBS for the measurement period from March 1, 2013 to February 28, 2014 (the “DBS Initial Earn-Out”). Up to an additional 5,929,184 shares may be issued to the DBS selling stockholders if certain financial milestones are achieved by DBS for the measurement periods from March 1, 2014 through February 28, 2017 (the “DBS Remaining Earn-Out”).

•	With respect to the PPS Purchase Agreement, £2,250,000 in cash paid on May 9, 2013 and up to £3,775,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between May 1, 2013 and April 30, 2017 (the “PPS Aggregate Earn-Out”). On June 3, 2014, 145,998 shares of our common stock were issued to the PPS selling stockholder, as the applicable financial milestone was achieved by PPS for the measurement period from May 1, 2013 to April 30, 2014 (the “PPS Initial Earn-Out”). Up to an additional 691,363 shares may be issued to the PPS selling stockholder if certain financial milestones are achieved by PPS for the measurement periods from May 1, 2014 through April 30, 2017 (the “PPS Remaining Earn-Out”).

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This prospectus relates to the resales of shares of our common stock previously issued, or to be issued, by us in connection with the Purchase Agreements.

Our principal executive offices are located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.  Our telephone number is (312) 642-3700.  Our website is located at www.inwk.com.  The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	6,861,482(1)(2)(3)

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

NASDAQ Global Select Market Symbol	INWK

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(1)	Includes an aggregate of 240,935 shares of our common stock that were issued to the selling stockholders on June 3, 2014 and June 9, 2014 pursuant to the PPS Initial Earn-Out and the DBS Initial Earn-Out, respectively. Also includes 6,620,547 shares of our common stock that may be issued pursuant to the DBS Remaining Earn-Out and the PPS Remaining Earn-Out. For purposes of the registration statement of which this prospectus forms a part, we have assumed all future payments, which are more fully described under “Issuance of Common Stock to Selling Stockholders,” will be earned in full. The number of shares of our common stock to be issued to the selling stockholders for such future payments has not yet been determined and is therefore estimated herein.

(2)	The maximum DBS Remaining Earn-Out is $44,291,004 to be paid in shares of our common stock based on the average of the daily closing price per share of our common stock on the NASDAQ Global Select Market for the five trading days immediately preceding the actual date of any earn-out payment. 5,929,184 shares are registered pursuant to the DBS Remaining Earn-Out, which number of shares was estimated by dividing $44,291,004 by the average closing price of our common stock on the NASDAQ Global Select Market for the five trading days prior to June 9, 2014, which was $7.47

(3)	The maximum PPS Remaining Earn-Out is £3,150,000 to be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period, with such price converted to pounds sterling based upon the exchange rate published by www.oanda.com for such trading day. 691,363 shares are registered pursuant to the PPS Remaining Earn-Out, which number of shares was estimated by dividing £3,150,000 by the closing price (converted to pounds sterling based upon the exchange rate published by www.oanda.com on June 9, 2014) of our common stock on the NASDAQ Global Select Market on June 9, 2014, which was $7.66.

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.   If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.  These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders.  We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commission and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

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ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

The Aggregate Consideration payable to the selling stockholders pursuant to the Purchase Agreements is an amount equal to up to $62,122,603 (with respect to the PPS purchase price, based on the exchange rate report published by Reuters as of June 9, 2014). The Aggregate Consideration is comprised of the following:

•	With respect to the DBS Purchase Agreement, $7,000,000 in cash paid on March 6, 2013 and up to $45,000,000 in shares of our common stock pursuant to the DBS Aggregate Earn-Out. On June 9, 2014, 94,937 shares of our common stock were issued to the DBS selling stockholders pursuant to the DBS Initial Earn-Out. Up to an additional 5,929,184 shares may be issued to the DBS selling stockholders pursuant to the DBS Remaining Earn-Out, as described below.

•	With respect to the PPS Purchase Agreement, £2,250,000 in cash paid on May 9, 2013 and up to £3,775,000 in shares of our common stock pursuant to the PPS Aggregate Earn-Out. On June 3, 2014, 145,998 shares of our common stock were issued to the PPS selling stockholder pursuant to the PPS Initial Earn-Out. Up to an additional 691,363 shares may be issued to the PPS selling stockholder pursuant to the PPS Remaining Earn-Out, as described below.

Pursuant to the DBS Initial Earn-Out, on June 9, 2014, 94,937 shares of our common stock were issued to the DBS selling stockholders, as the applicable financial milestone was partially reached for the measurement period from March 1, 2013 to February 28, 2014 (the “DBS First Measurement Period”). Pursuant to the DBS Remaining Earn-Out, the DBS selling stockholders will be eligible to receive earn-out payments having an aggregate maximum value of $44,291,004 based on certain financial objectives. These objectives are based on the earnings of DBS excluding interest, taxes, depreciation and amortization (“EBITDA”) and the “Average Annual EBITDA,” calculated by dividing the cumulative EBITDA for an applicable period and dividing it by the number of full twelve-month periods in such period. The specific terms of the DBS Remaining Earn-Out are as follows:

•	For the period beginning on March 1, 2014 and ending on February 28, 2015 (the “DBS Second Measurement Period”), the DBS selling stockholders are entitled to receive an amount equal to the difference between (A) 50% of an amount equal to (i) six times the amount of the Average Annual EBITDA for the DBS First Measurement Period and the DBS Second Measurement Period, less (ii) $7,000,000 and (B) $708,996 (the amount paid to the DBS selling stockholders pursuant to the DBS Initial Earn-Out), provided that in no event shall the earn-out payments for the DBS First Measurement Period and the DBS Second Measurement Period exceed $17,500,000 in the aggregate;

•	For the period beginning on March 1, 2015 and ending on February 29, 2016 (the “DBS Third Measurement Period”), the DBS selling stockholders are entitled to receive an amount equal to the difference between (A) 75% of an amount equal to (i) six times the amount of Average Annual EBITDA for the DBS First Measurement Period, the DBS Second Measurement Period and the DBS Third Measurement Period, less (ii) $7,000,000 and (B) the amount paid to the DBS selling stockholders with respect to the DBS Initial Earn-Out and the DBS Second Measurement Period, provided that in no event shall the amount of the earn-out payments for the DBS First Measurement Period, the DBS Second Measurement Period and the DBS Third Measurement Period exceed $26,250,000 in the aggregate; and

•	For the period from March 1, 2016 and ending on February 28, 2017 (the “DBS Fourth Measurement Period”), the DBS selling stockholders are entitled to receive an amount equal to the difference between (A) 100% of an amount equal to (i) six times the amount of Average Annual EBITDA for the DBS First Measurement Period, the DBS Second Measurement Period, the DBS Third Measurement Period and the DBS Fourth Measurement Period, less (ii) $7,000,000 and (B) the amount paid to the DBS selling stockholders with respect to the DBS Initial Earn-Out, the DBS Second Measurement Period and the DBS Third Measurement Period, provided that in no event shall the amount of the earn-out payments for the DBS First Measurement Period, the DBS Second Measurement Period, the DBS Third Measurement Period and the DBS Fourth Measurement Period (collectively, the “DBS Earn-Out Period”) exceed $35,000,000 in the aggregate.

In addition to the earn-out payments described in the bullet points above, the DBS Remaining Earn-Out includes an additional payment, to be paid as follows:

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•	If the cumulative EBITDA for the DBS Earn-Out Period equals or exceeds $40,000,000, the DBS selling stockholders are entitled to receive an amount equal to $10,000,000.

•	If the cumulative EBITDA for the DBS Earn-Out Period is less than $40,000,000, but equals or exceeds $32,000,000, the DBS selling stockholders are entitled to receive an amount equal to the sum of: (A) $4,000,000 and (B) $6,000,000 multiplied by a fraction (i) the numerator of which is the positive difference between (x) the cumulative EBITDA for the DBS Earn-Out Period and (y) $32,000,000, and (ii) the denominator of which is $8,000,000.

All payments in connection with the DBS Remaining Earn-Out will be paid in shares of our common stock based on the average of the daily closing price per share of our common stock on the NASDAQ Global Select Market for the five trading days immediately preceding the actual date of any earn-out payment.

Pursuant to the PPS Initial Earn-Out, on June 3, 2014, 145,998 shares of our common stock were issued to the PPS selling stockholder, as the applicable financial milestone was reached for the measurement period from May 1, 2013 to April 30, 2014 (the “PPS First Measurement Period”). Pursuant to the PPS Remaining Earn-Out, the PPS selling stockholder will be eligible to receive earn-out payments having an aggregate maximum value of £3,150,000 based on certain financial objectives. These objectives are defined in terms of the EBITDA of PPS. The specific terms of the PPS Remaining Earn-Out are as follows:

•	For the period beginning on May 1, 2014 and ending on April 30, 2015 (the “PPS Second Measurement Period”), EBITDA must equal or exceed £850,000 in order for the PPS selling stockholder to be entitled to receive £850,000 in shares of our common stock; and

•	For the period beginning on May 1, 2015 and ending on April 30, 2016 (the “PPS Third Measurement Period”), EBITDA must equal or exceed £900,000 in order for the PPS selling stockholder to be entitled to receive £1,000,000 in shares of our common stock.

In each measurement period, if EBITDA is less than the target EBITDA, but equals or exceeds 85% of the target EBITDA, the PPS selling stockholder will be entitled to receive an amount equal to the earn-out payment for such measurement period, reduced by 5% for every 1% or part of 1% by which the actual EBITDA is less than the target EBITDA.

To the extent that EBITDA for the measurement periods described above exceeds the target EBITDA (such excess, the “Excess EBITDA”), then such Excess EBITDA will be applied, without duplication, to the calculation of EBITDA for the prior measurement period to the extent that EBITDA for such prior measurement period is less than the target EBITDA for such measurement period, and the amount of the earn-out payment with respect to such measurement period will be recalculated accordingly.

In addition to the earn-out payments described in the bullet points above, the PPS Remaining Earn-Out includes an additional payment of £1,300,000 in shares of our common stock if cumulative EBITDA generated throughout the PPS First Measurement Period, the PPS Second Measurement Period, the PPS Third Measurement Period and the period beginning on May 1, 2016 and ending on April 30, 2017 equals or exceeds £5,000,000.

All payments in connection with the PPS Remaining Earn-Out will be paid in shares of our common stock based on the closing price (converted to pounds sterling based on the exchange rate published by www.oanda.com for such trading day) of our common stock as reported on the NASDAQ Global Select Market on the last trading day of the applicable measurement period.

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SELLING STOCKHOLDERS

If certain requirements are satisfied as discussed under “Issuance of Common Stock to Selling Stockholders,” we may in the future issue certain shares of common stock covered in this prospectus to the selling stockholders pursuant to the terms of the Purchase Agreements.

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of June 9, 2014 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. In addition to the aggregate of 240,935 shares of our common stock issued on June 3, 2014 and June 9, 2014 in connection with the PPS Initial Earn-Out and the DBS Initial Earn-Out, respectively, it assumes that the selling stockholders will be issued 6,620,547 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders in the future pursuant to the DBS Remaining Earn-Out and the PPS Remaining Earn-Out, as described in further detail in “Prospectus Summary—the Offering.” The number of shares we are required to issue may be greater or less than the assumed amount depending on (i) the price of our common stock on the dates that we are required to use to determine the number of shares of our common stock to be issued and (ii) whether the selling stockholders are otherwise eligible to receive the shares.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered(2)
	Number	Percentage
Simon Guy Bell(3)(4)	145,998	*%	837,361
Mark Bense(5)(6)	4,785	*%	303,627
Michael Mikyska(5)(7)	14,242	*%	903,710
Darin Rasmussen(5)(8)	41,729	*%	2,647,867
John Riley(5)(9)	34,181	*%	2,168,917

*Less than 1%

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of June 9, 2014, and the percentage is based upon 51,657,719 shares of our common stock outstanding as of June 9, 2014.

(2)	The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after the completion of this offering.

(3)	The address for Simon Guy Bell is The Old Dairy, Home Farm Mews, Bingley Road, Leeds, England LS296BB.

(4)	Includes 145,998 shares of our common stock that were issued to Simon Guy Bell on June 9, 2014 pursuant to the PPS Initial Earn-Out. Also includes the maximum number of shares that Mr. Bell can earn based on assumed future aggregate share payments pursuant to the PPS Remaining Earn-Out equal to £3,150,000 divided by the closing price (converted to pounds sterling based upon the exchange rate published by www.oanda.com on June 9, 2014) of our common stock on the NASDAQ Global Select Market on June 9, 2014, which was $7.66

(5)	The address for the DBS selling stockholders is c/o Mark Bense, 17032 Murphy Ave., Irvine, California 92614.

(6)	Includes 4,785 shares of our common stock that were issued to Mark Bense on June 3, 2014 pursuant to the DBS Initial Earn-Out. Also includes 298,842 shares, the maximum amount of shares that Mr. Bense can earn based on assumed future aggregate share payments pursuant to the DBS Remaining Earn-Out equal to $44,291,004 divided by the average closing price of our common stock on the NASDAQ Global Select Market on the five trading days prior to June 9, 2014, which was $7.47

(7)	Includes 14,242 shares of our common stock that were issued to Michael Mikyska on June 3, 2014 pursuant to the DBS Initial Earn-Out. Also includes 889,468 shares, the maximum amount of shares that Mr. Mikyska can earn based on assumed future aggregate share payments pursuant to the DBS Remaining Earn-Out equal to $44,291,004 divided by the average closing price of our common stock on the NASDAQ Global Select Market on the five trading days prior to June 9, 2014, which was $7.47.

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(8)	Includes 41,729 shares of our common stock that were issued to Darin Rasmussen on June 3, 2014 pursuant to the DBS Initial Earn-Out. Also includes 2,606,138 shares, the maximum amount of shares that Mr. Rasmussen can earn based on assumed future aggregate share payments pursuant to the DBS Remaining Earn-Out equal to $44,291,004 divided by the average closing price of our common stock on the NASDAQ Global Select Market on the five trading days prior to June 9, 2014, which was $7.47.

(9)	Includes 34,181 shares of our common stock that were issued to John Riley on June 3, 2014 pursuant to the DBS Initial Earn-Out. Also includes 2,134,736 shares, the maximum amount of shares that Mr. Riley can earn based on assumed future aggregate share payments pursuant to the DBS Remaining Earn-Out equal to $44,291,004 divided by the average closing price of our common stock on the NASDAQ Global Select Market on the five trading days prior to June 9, 2014, which was $7.47.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Select Market or any other organized market where our shares of common stock may be traded sell any or all of its shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale.  The selling stockholders may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholders;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom it may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by our amended Annual Report on Form 10-K/A for the year fiscal year ended December 31, 2013;

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•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 18, 2014, April 14, 2014 and April 22, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2014; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A/A filed with the SEC on August 11, 2006.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654 or telephoning us at: (312) 642-3700. Information contained on our website, http://www.inwk.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by InnerWorkings, Inc. in connection with the registration of the securities under this Registration Statement, all of which will be borne by InnerWorkings, Inc.

Securities and Exchange Commission Registration Fee	$6,814
Legal Fees and Expenses	30,000
Accountants’ Fees and Expenses	6,009
Miscellaneous	177
Total	$43,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Second and Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws generally provide that, subject to certain limitations, we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding; except that we shall only be required to indemnify an indemnified person in connection with a proceeding (or part thereof) commenced by such indemnified person if the commencement of such proceeding (or part thereof) by the indemnified person was authorized in advance by the Board of Directors.

Both the DGCL and our By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Section 145 of the DGCL and our By-laws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions provided in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

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Item 16.	Exhibits.

Exhibit Number	Description

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).

_____________________

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 13, 2014.

INNERWORKINGS, INC.

By:	/s/ Eric D. Belcher
Eric D. Belcher
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Eric D. Belcher and Joseph F. Busky his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric D. Belcher	President and Chief Executive Officer	June 13, 2014
Eric D. Belcher	(principal executive officer) and Director

/s/ Joseph M. Busky	Chief Financial Officer	June 13, 2014
Joseph M. Busky	(principal accounting and financial officer)

/s/ Jack M. Greenberg	Chairman of the Board	June 13, 2014
Jack M. Greenberg

/s/ Linda S. Wolf	Director	June 13, 2014
Linda S. Wolf

/s/ Julie M. Howard	Director	June 13, 2014
Julie M. Howard

/s/ Charles K. Bobrinskoy	Director	June 13, 2014
Charles K. Bobrinskoy

/s/ J. Patrick Gallagher, Jr.	Director	June 13, 2014
J. Patrick Gallagher, Jr.

/s/ David Fisher	Director	June 13, 2014
David Fisher

/s/ Daniel M. Friedberg	Director	June 13, 2014
Daniel M. Friedberg

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).

_____________________

*	Filed herewith.

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